EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blast Energy Services, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form SB-2 our report dated March 21, 2005 relating to the financial statements as of December 31, 2004 and the two years then ended, included herein. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in this Registration Statement.

/s/ Malone & Bailey, P.C.
Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

January 27, 2006